SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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                               WESTWOOD ONE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                       N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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
                               WESTWOOD ONE, INC.

Dear Shareholders:

     Enclosed with this letter is a Proxy Statement and proxy card for the Annual Meeting of Shareholders of Westwood One, Inc. (the "Company") to be held on May 13, 2004 at 10:00 a.m., Pacific Time, in the Napa Room of the The St. Regis Hotel, 2055 Avenue of the Stars, Los Angeles, CA. A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2003, which report contains consolidated financial statements and other information of interest with respect to the Company and its shareholders is also included with this mailing.

     The purpose of the Annual Meeting is to elect five directors, to ratify the appointment of the Company's independent accountants and to conduct such other business as may properly come before the meeting. At the Annual Meeting, the holders of Common Stock, voting alone, will elect two members of the Company's Board of Directors. Holders of Common Stock and Class B Stock, voting together, will elect three members of the Company's Board of Directors, ratify the appointment of the Company's independent accountants, and conduct such other business as may properly come before the meeting

     IT IS IMPORTANT THAT YOU MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE PROVIDED POSTAGE-PAID ENVELOPE IF YOU DO NOT INTEND TO BE PRESENT AT THE MEETING. IF YOU DO LATER DECIDE TO ATTEND, YOUR PROXY WILL AUTOMATICALLY BE REVOKED IF YOU VOTE IN PERSON. ACCORDINGLY, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE PROXY CARD NOW IN ORDER TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING.

     We appreciate your continued support.

                                                     Sincerely,

                                                     WESTWOOD ONE, INC.




                                                     /S/ Norman J. Pattiz
                                                     --------------------
                                                     Norman J. Pattiz
                                                     Chairman of the Board


April 16, 2004

                               WESTWOOD ONE, INC.
                         40 West 57th Street, 5th Floor
                               New York, NY 10019


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held on May 13, 2004

To Our Shareholders:

     The Annual Meeting of the Shareholders of Westwood One, Inc. (the "Company") will be held in the Napa Room of the St. Regis Hotel, 2055 Avenue of the Stars, Los Angeles, CA, on May 13, 2004 at 10:00 a.m., Pacific Time for the following purposes:

     (1)  To elect five members of the Company's Board of Directors;

     (2) To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 2004; and

     (3) To consider and act upon such other business as may properly come before the meeting.

     Shareholders of record at the close of business on April 13, 2004 will be entitled to notice of and to vote at the Annual Meeting, and a list of such shareholders will be available for examination during ordinary business hours at least ten days prior to the Annual Meeting by any shareholder, for any purpose germane to the Annual Meeting, at the Company's offices at 9540 Washington Boulevard, Culver City, California 90232 (telephone [310] 204-5000).

     Whether or not you intend to be present at the meeting, please mark, date, sign and mail the enclosed proxy in the provided postage-paid envelope as promptly as possible. You are cordially invited to attend the Annual Meeting and your proxy will be revoked if you are present and vote in person.

                                              By Order of the Board of Directors




                                              /S/ Gary J. Yusko
                                              -----------------
                                              Gary J. Yusko
                                              Secretary

Apri1 16, 2004

                               WESTWOOD ONE, INC.
                               40 West 57th Street
                               New York, NY 10019


                                 Proxy Statement


                                     GENERAL

     This proxy  statement  (first mailed to  shareholders  on or about April 19
2004) is furnished in connection with the solicitation of proxies by Westwood One, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held on May 13, 2004 at 10:00 a.m., Pacific Time, in the Napa Room of the St. Regis Hotel, 2055 Avenue of the Stars, Los Angeles, CA 90067, and any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

     The Company's Annual Report on Form 10-K for the year ended December 31, 2003, including consolidated financial statements and other information, accompanies this Proxy Statement but does not form a part of the proxy soliciting material.

                               ABOUT THE MEETING

What is the purpose of the annual meeting?

     At our annual meeting, shareholders will act upon the matters outlined in the Notice of Annual Meeting of Shareholders accompanying this proxy statement, including the election of directors, the ratification of the selection of the Company's independent accountants, and such other business as may properly come before the meeting. In addition, management will report on the performance of the Company during 2003 and respond to questions from shareholders.

Who is entitled to vote at the meeting?

     Only shareholders of record at the close of business on April 13, 2004, the record date for the meeting, are entitled to receive notice of and to participate in the annual meeting. If you were a shareholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting. As of the record date, there were 97,179,567 shares of Common Stock outstanding, excluding treasury shares, and 703,466 shares of Class B Stock outstanding.

What are the voting rights of holders of the Company's Common Stock and Class B Stock?

     Under the Company's certificate of incorporation, each holder of outstanding Common Stock is entitled to cast one (1) vote for each share of Common Stock held by such holder and each holder of Class B Stock is entitled to cast fifty (50) votes for each share of Class B Stock held by such holder. Only the Common Stock is publicly traded.

Who can attend the meeting?

     All shareholders as of the record date, or their duly appointed proxies, may attend the meeting. If you attend, please note that cameras, recording devices and other electronic devices will not be permitted at the meeting.
     Please also note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date in order to gain entrance.

What constitutes a quorum?

     With respect to the election of the directors to be elected by the holders of the Common Stock voting alone, the presence at the meeting, in person or by proxy, of the holders of at least one-third of the shares of Common Stock outstanding on the record date and the presence at the meeting, in person or by proxy, of the holders of a majority of the aggregate voting power of the Common Stock and the Class B Stock outstanding on the record date will constitute a quorum, permitting the holders of Common Stock to take action on that matter. With respect to all other matters to be voted on at the meeting, the presence at the meeting, in person or by proxy, of the holders of a majority of the aggregate voting power of the Common Stock and the Class B Stock outstanding on the record date will constitute a quorum, permitting the shareholders to take action on those matters.

     Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting for purposes of determining a quorum.

How do I vote?

     If you complete and properly sign and date the accompanying proxy card and return it to the Company, it will be voted as you direct. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. "Street name" shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Can I change my vote after I return my proxy card?

     Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. In addition, the powers of the proxy holders will be suspended if you attend the meeting in person and vote, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the Board's recommendations?

     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board's recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:

     --   FOR the election of the nominated directors; and
     -- FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for fiscal 2004;

     Management is not aware of any matters, other than those specified above, that will be presented for action at the annual meeting, but if any other matters do properly come before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, at their discretion.

What vote is required to approve each item?

     With respect to each matter to be voted on, the affirmative vote of a majority of the votes entitled to be cast and represented in person or by proxy at the meeting will be required to approve each such matter. Other than with respect to the election of Mr. Holt and Mr. Smith, on all matters proposed the Common Stock and the Class B Stock vote together as a class. With respect to the election of Mr. Holt and Mr. Smith, the Common Stock votes separately as a class and the Class B Stock is not entitled to vote. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

     If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some or all of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

What is beneficial ownership?

     Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Under this Rule, certain shares may be deemed to be beneficially owned by more than one person (such as where persons share voting power or investment power). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided; in computing the percentage of ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date.

How much stock do the Company's largest shareholders and directors and executive officers own?

     The following table shows the amount of the Company's Common Stock and Class B Stock beneficially owned (unless otherwise indicated) by our largest shareholders (those who own more than 5% of the outstanding shares), directors, the executive officers named in the Executive Compensation Summary Table below and those directors and executive officers as a group. Except as otherwise indicated, all information is as of April 13, 2004. At April 13, 2004, there were 97,179,567 shares of Common Stock outstanding and 703,466 shares of Class B Stock outstanding.


                                                       Aggregate Number of Shares Beneficially Owned  (1)
                                                       --------------------------------------------------
                                                            Common Stock                  Class B Stock
                                                     -------------------------        ---------------------
                                                        Number         Percent        Number        Percent
                                                        ------         -------        ------        -------
Infinity Network, Inc., a subsidiary of
  Infinity Broadcasting Corporation (2)              16,000,000         16.5%           -              -
  40 West 57th Street
  New York, NY  10019
Massachusetts Financial Services Company (2)          8,066,997(4)       8.3%           -              -
  500 Boylston St., 15 Floor
  Boston, MA  02116
AXA Financial Inc. (2)                                7,802,102(5)       8.0%           -              -
  1290 Avenue of the Americas
  New York, NY  10104
Goldman Sachs Asset Management (2)                    6,271,643(6)       6.5%           -              -
  One New York Plaza
  New York, NY  10004
David I. Saperstein (2)                               5,724,850(7)       5.9%           -              -
  9601 Wilshire Blvd., Suite 730
  Beverly Hills, CA  90210
Norman J. Pattiz (3)                                    356,330(8)        *           703,380        99.9%
  9540 Washington Blvd.
  Culver City, CA  90232
Shane Coppola                                           170,000(9)        *             -              -
David L. Dennis                                         166,210(10)       *             -              -
Gerald Greenberg                                         18,000(9)        *             -              -
Robert K. Herdman                                          -              -             -              -
Joel Hollander                                          209,200(11)       *             -              -
Dennis F. Holt                                           67,000(9)        *             -              -
Maria D. Hummer                                          26,000(12)       *             -              -
Mel Karmazin                                          2,252,200(13)      2.3%           -              -
Steven A. Lerman                                         57,000(9)        *             -              -
George L. Miles, Jr.                                      5,000(14)       *             -              -
Joseph B. Smith                                          45,000(9)        *             -              -
Farid Suleman                                         1,666,000(15)      1.7%           -              -
Charles I. Bortnick                                     130,364(16)       *             -              -
Peter Kosann                                             71,322(17)       *             -              -
All Current Directors and Executive                   5,243,626(18)      5.1%         703,380        99.9%
  Officers as a Group (17 persons)

---------------------
* Represents less than one percent (1%) of the Company's outstanding shares of Common Stock.
(1) The persons in the table have sole voting and investment power with respects to all shares of Common Stock and Class B Stock, unless otherwise indicated.
(2) Tabular information and footnotes 4, 5, 6 and 7 are based on information contained in the most recent Schedule 13D/13G filings and other information made available to the Company. The shares indicated as held by Infinity Network, Inc. are indirectly held by Infinity Media Corporation through its ownership of 100% of the outstanding stock of Infinity Network, Inc., indirectly held by Infinity Broadcasting Corporation ("Infinity") through its 100% ownership of the outstanding stock of Infinity Media Corporation, and indirectly held by Viacom Inc. ("Viacom") through its ownership of 100% of the outstanding stock of Infinity. NAIRI Inc. owns approximately 68% of the voting stock of Viacom, which in turn is a wholly owned subsidiary of National Amusements, Inc. Beneficial ownership may also be attributed to Sumner M. Redstone, as Mr. Redstone is the chairman of the Board and the beneficial owner of a controlling interest in National Amusements, Inc.
(3) Mr. Pattiz owned Common Stock and Class B Stock representing approximately 26.6% of the total voting power of the Company as of April 13, 2004.
(4) Massachusetts Financial Services Company has sole voting power with respect to 7,758.647 shares and sole dispositive power with respect to 8,066,997 shares.
(5) AXA Financial Inc. has sole voting power with respect to 2,913,786 shares, sole dispositive power with respect to 7,801,138 shares, shared voting power with respect to 3,700,864 shares and shared dispositive power with respect to 964 shares.
(6) Goldman Sachs Asset Management has sole voting power with respect to 4,625,953 shares, shared voting power with respect to 888,900 shares, sole dispositive power with respect to 5,382,743 shares and shared dispositive power with respect to 888,900 shares.
(7) David I. Saperstein has sole voting and dispositive power for 5,724,850 shares.
(8)  Includes stock options for 312,000 shares granted under the 1999 Plan.
(9) Represents stock options granted under the Company's Amended Stock Incentive Plans.
(10) Includes stock options for 130,000 shares granted under the Company's Amended Stock Incentive Plans. Does not include 4,000 shares held by Mr. Dennis as custodian for his children, beneficial ownership of which Mr. Dennis disclaims.
(11) Includes stock options for 190,000 shares granted under the 1999 Plan.
(12) Includes stock options for 21,000 shares granted under 1999 Plan.
(13) Includes stock options for 2,200,000 shares granted under the Company's Amended Stock Incentive Plans.
(14) Includes stock options for 4,000 shares granted under the 1999 plan.
(15) Includes stock options for 1,566,000 shares granted under the Company's Amended Stock Incentive Plans.
(16) Includes stock options for 130,000 shares granted under the 1999 plan.
(17) Includes stock options for 71,000 shares granted under the 1999 plan.
(18) Includes stock options for 4,998,000 shares granted under the Company's Amended Stock Incentive Plans.

How is the Board of Directors structured and what are their terms?

     The Board of Directors is divided into three classes (Class I, II, and III), each class serving for three-year terms, which terms do not coincide. The Board of Directors currently is comprised of thirteen individuals. Only one class of directors is elected at each annual meeting. Of the directors, at least 33 1/3% must be independent outside directors, which are elected by Common stockholders voting alone as a class. Pursuant to the Company's certificate of incorporation, holders of Common Stock, voting alone, have the right to elect 20% of the Board of Directors, which is currently three directors. However, it is currently intended that the holders of the Common Stock will vote alone to elect all the independent directors, at least one of whom will be elected each year, as set forth below. The remaining members of the Board are elected by all shareholders voting together as a single class.

How many Board members are Independent under the listing standards of the New York Stock Exchange?

     The Board of Directors has determined that seven directors, representing a majority of the Board members are "independent" under the listing standards of the New York Stock Exchange (the "Exchange"). The Independent directors are Mssrs. Dennis, Greenberg, Herdman, Holt, Miles and Smith and Ms. Hummer. In order to assist the Board in making this determination, the Corporate Governance Guidelines established by the Board identifies the requirements for determining the independence of a Board member. These Guidelines are included on the Company's website (www.westwoodone.com - under the caption Investor Relations). The Board observes all criteria for independence established by the Exchange and other governing laws and regulations.

How does the Board select nominees for the Board?

     The Nominating and Governance Committee which consists solely of independent directors, considers candidates for Board membership suggested by its members and other Board members, as well as management and shareholders. A shareholder who wishes to recommend a prospective nominee for the Board should notify the Company's Secretary or any member of the Nominating and Governance Committee in writing, including whatever supporting materials the shareholder considers relevant to the potential candidate qualifications.

     Once a prospective nominee has been identified, the Committee, either with or without Board input, determines whether to conduct a full evaluation of the candidate. The preliminary determination is primarily based on the need for additional Board members to fill vacancies or to expand the size of the Board as well as a result of its review of the composition of the Board in light of the characteristics of independence, diversity, age, skills, experience, availability of service to Westwood One and other Board needs, including but not limited to independence and audit committee financial expertise. After completing their evaluation, the Committee makes a recommendation to the full Board as to who should be nominated and the Board determines the nominee.

Who are the current Board members, what Board Committee's do they serve on and what are their backgrounds and qualifications?

     The continuing directors and nominees for director of the Company are:


                                                                                              Committee Assignments
                                                                                 --------------------------------------------------
                                                   Director            Term        Audit       Compensation       Nominating and
       Name                                Age      Since     Class   Expires    Committee       Committee     Governance Committee
       ----                                ---     --------   -----   -------    ---------     ------------    --------------------
Norman J. Pattiz                           61       1974        I       2004
Mel Karmazin                               60       1994        I       2004
Joseph B. Smith (Independent)              76       1994        I       2004         *               *
Dennis F. Holt (Independent)               67       1999        I       2004                                           **
Shane Coppola                              38       2003        I       2004
Farid Suleman                              52       1994       II       2006
David L. Dennis (Independent)              55       1994       II       2006         **              *                 *
Maria D. Hummer  (Independent)             59       2000       II       2006                                           *
George L. Miles, Jr. (Independent)         62       2002       II       2006         *
Gerald Greenberg   (Independent)           61       1994      III       2005                         **                *
Steven A. Lerman                           57       1995      III       2005         *(1)
Joel Hollander                             48       1999      III       2005
Robert K. Herdman (Independent)            55       2003      III       2005         *


     *Member
     **Chair
     (1) Effective May 13, 2004, Mr. Lerman will no longer be a member of the Audit Committee.

     The principal occupations of the five director nominees and each of the other eight continuing directors are as follows:

     Mr. Pattiz - founded the Company in 1974 and has held the position of Chairman of the Board since that time. He was also the Company's Chief Executive Officer until February 3, 1994. Mr. Pattiz has served on the Broadcasting Board of Governors of the United States of America, which oversees all U.S. non-military international broadcasting since November 2000. Mr. Pattiz also serves as a Regent of the University of California. He also serves on the Board of the Annenberg School of Communication at the University of Southern California ("USC"), and is past president of the Broadcast Education Association. He is a member of California's Commission on Building for the 21st Century, and he serves on the Board of RAND'S Center for Middle East Public Policy, the Board of Trustees of the Museum of Television & Radio and the Board of Directors of the Hollywood Radio & Television Society.

     Mr. Karmazin - has been a director of the Company since February 3, 1994. Mr. Karmazin was also President and Chief Executive Officer of the Company from February 3, 1994 until October 8, 1998. Mr. Karmazin has been the president and chief operating officer of Viacom since May 2000. Mr. Karmazin served as the president and chief executive officer of CBS Corporation ("CBS") from January 1999 to May 2000, and served as president and chief operating officer of CBS from April 1998 to December 1998. Mr. Karmazin was also the Chairman, President and Chief Executive Officer of Infinity from December 1998 to February 2001 when Infinity merged with Viacom. Mr. Karmazin joined CBS in December 1996 as chairman and chief executive officer of CBS Radio. In May 1997, he also assumed responsibility for CBS's owned television stations and became chairman and chief executive officer of the CBS Station Group (Radio & Television) until April 1998. Prior to joining CBS, he was president and chief executive officer of Infinity from 1981 until its acquisition by CBS in December 1996. Mr. Karmazin was a director of CBS before its merger with Viacom and a director of Infinity before its merger with Viacom. He is a director of Viacom and Blockbuster, a member of the Board of Executives of the New York Stock Exchange and Vice Chairman of the Board of Trustees of the Museum of Television and Radio.

     Mr. Smith - has been a director of the Company since May 24, 1994. He was previously a director of the Company from February 1984 until February 3, 1994. Since April 1993, Mr. Smith has been the President of Unison Productions, Inc., through which he serves as an industry consultant involved in a number of projects in the entertainment business.

     Mr. Holt - has been a Director of the Company since September 22, 1999. Mr. Holt was a director of Metro from October 1996 through September 22, 1999. Mr. Holt has been the Chairman and Chief Executive Officer of Patriot Communications LLC since March 1999. Patriot Communications LLC is one of the largest telecommunications service bureaus in the U.S. Mr. Holt was also the Chairman and Founder of Initiative Media (formerly Western International Media Corporation) from founding the company in 1970 through January 2002. In March 2004, Mr. Holt founded US International Media, a media buying service. Mr. Holt is a director of United Online (a member of its Compensation Committee); USC Annenberg School for Communication; USC School of Policy, Planning and Development; St. John's Hospital; and the Los Angeles Police Foundation. Mr. Holt also serves as a member of Skull and Dagger, the Silver Shield Foundation, and the SKIRBALL Cultural Center. Mr. Holt is an associate of the California Institute of Technology. Mr. Holt was also awarded the Horatio Alger Association award in 1998.

     Mr. Coppola - was appointed to the Board of Directors of the Company on October 1, 2003. Mr. Coppola became President and Chief Executive Officer of Westwood One in May 2003. From May 2002 to May 2003, Mr. Coppola provided consulting services to the Company's traffic operation as well as being the founder and Managing Partner of Columbus Capital Partners, LLC. From September 1999 to May 2002, Mr. Coppola served as Executive Vice President of the Company's Metro and Shadow Broadcasting operations. From 1992 to September 1999, Mr. Coppola was a Director and Executive Vice President of Metro.

     Mr. Suleman - has been a director of the Company since February 1994 and was the Company's Executive Vice President and Chief Financial Officer from February 1994 to March 2002. Mr. Suleman has been a Special Limited Partner with Forstmann Little & Co. since March 2002 and Chairman of the Board and Chief Executive Officer of Citadel Broadcasting Corp. ("Citadel") since March 2002. He was President and Chief Executive Officer of Infinity from February 2001 to March 2002. He was Executive Vice President, Chief Financial Officer, Treasurer and a director of Infinity from September 1998 to February 2001 when Infinity was acquired by Viacom. Mr. Suleman was named the Senior Vice President, Finance of CBS in August 1998 and Senior Vice President and Chief Financial Officer of the CBS Station Group in June 1997. In May 2000, CBS Corporation merged into Viacom. From January 1997 to June 1997, he served as Senior Vice President and Chief Financial Officer of CBS Radio. From 1986 until its acquisition by CBS in December 1996, Mr. Suleman was Vice President, Finance, Chief Financial Officer and a director of Infinity. Mr. Suleman is a director of McLeod USA Incorporated.

     Mr. Dennis - has been a director of the Company since May 24, 1994. Mr. Dennis has been a private investor and consultant since December 2002 and has served as Vice Chairman, Office of the President, Chief Corporate Officer and Chief Financial Officer of Tenet Healthcare, a hospital owner and healthcare provider, from March 2000 through November 2002. Mr. Dennis served as Managing Director, Investment Banking for Donaldson, Lufkin & Jenrette Securities Corporation from April 1989 to February 2000.

     Ms. Hummer - has been a director of the Company since March 29, 2000. Ms. Hummer has been Of Counsel to Manatt, Phelps & Phillips, LLP ("Manatt, Phelps"), a law firm with offices in Los Angeles, Orange County, Palo Alto, Sacramento, New York and Washington D.C., since January 1999. Prior to January 1999, Ms. Hummer was a partner with Manatt, Phelps holding the positions of Chairman of the Management Committee and Co-Managing Partner. Ms. Hummer is currently on the Board of Directors, Los Angeles World Affairs Counsel; Board of Directors, The Blue Ribbon (a support group of The Music Center of Los Angeles County); Board of Trustees, Scripps College; Board of Trustees, UCLA/Armand Hammer Museum of Art and Cultural Center; Board of Trustees, Mount St. Mary's College; Board of Directors, Children's Institute International; and Board of Directors, The Regency Club. Ms. Hummer is also a member of The Committee of 200 and the National Women's Forum.

     Mr. Miles - has been a director of the Company since December 9, 2002. Mr. Miles has been President and Chief Executive Officer of WQED Multimedia since 1994. Mr. Miles is a CPA and is on the Board of Directors of WESCO International, Inc. (Chairman of the Governance Committee); Equitable Resources (Chairman of Governance Committee and member of Audit Committee); Harley-Davidson, Inc. (serves on Governance and Audit Committees); Citizen's Financial Group, Inc.; ATS-Chester, Inc.; Expeditionary Learning Outward Bound; University of Pittsburgh; Allegheny Conference on Community Development; and the Carnegie Museums of Pittsburgh, UPMC Health System. Mr. Miles is also on the Pittsburgh Symphony Orchestra Board of Advisers and serves as a director of the Mt. Ararat Community Activity Center's Executive Board.

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     Mr.  Greenberg  - has been a director of the  Company  since May 24,  1994.
Since  February  2001,  Mr.   Greenberg  has  been  President  of  Mirage  Music
Entertainment, a company which owns the Mirage Record label. From April 1993 to January 2001, Mr. Greenberg served as President of MJJ Music, a Michael Jackson/Sony owned record label.

     Mr. Lerman - has been a director of the Company since April 19, 1995. Since 1986, Mr. Lerman has been a member of the Washington, D.C. law firm of Leventhal, Senter and Lerman, PLLC and is currently the manager of that firm. Mr. Lerman, while not an employee of Infinity, serves as the General Counsel of Infinity. Mr. Lerman was a director of Infinity from February 1992 through December 1996. Mr. Lerman is a member of the Board of Directors and the Vice President-Development of the Mid-Atlantic Regional Advisory Board of the University of Pennsylvania.

     Mr. Hollander - has been a director of the Company since September 22, 1999. Mr. Hollander has been the Chief Operating Officer of Infinity since June 2003. Mr. Hollander was the Company's President and Chief Executive Officer from October 1998 to June 2003. Mr. Hollander was Vice President and General Manager of Infinity's New York radio station WFAN from April 1992 to October 1998. Mr. Hollander is Chairman of the CJ Foundation for SIDS and a member of the Board of Directors of Tomorrow's Childrens Fund.

     Mr. Herdman - was appointed to the Board of Directors of the Company on October 1, 2003. Mr. Herdman has been a consultant to Ernst & Young LLP ("E&Y") since May 2003 and a Managing Director of Kalorama Partners LLC (a Washington, D.C. consulting firm) and a consultant to the Corporate Responsibility practice of Howrey Simon Arnold & White LLP since June 2003. Mr. Herdman was the Chief Accountant of the U.S. Securities and Exchange Commission ("SEC") from October 2001 until November 2002. Mr. Herdman was a Vice Chairman at E&Y from 1989 through September 2001, and was E&Y's senior technical partner. Mr. Herdman was on the AICPA's SEC Practice Section Executive Committee from 1995 - 2001 and was a member of the AICPA's Board of Directors from 2001 - 2002. Mr. Herdman is a director of Household International, Inc. (Vice Chairman of Audit Committee) and is a member of the Board of Advisors of EPG, Inc., a family-owned business in Aurora, Ohio.

What committees has the Board established and what are the roles of the Committees?

     The Board of Directors has an Audit Committee, Nominating and Governance Committee, and Compensation Committee. The Board has adopted a written charter for each of these committees. The full text of each charter and the Company's Corporate Governance guidelines are available on the Company's website at www.westwoodone.com and are available in print to any shareholder that requests them. Committee membership is composed entirely of non-employee, independent members of the Board of Directors, except for Mr. Lerman who serves on the Audit Committee. Effective May 13, 2004, Mr. Lerman will no longer serve on the Audit Committee. Under their Charters, each of these Committees is authorized and assured of appropriate funding to retain and consult with external advisors, consultants and counsel.

The Audit Committee

     The current members of the Audit Committee are Messrs. Dennis (Chairman), Herdman, Lerman, Miles and Smith. Pursuant to the Sarbanes-Oxley Act of 2002 (the "Act") and the New York Stock Exchange ("NYSE") listing standards, Messrs. Dennis, Herdman, Miles and Smith meet the requirements of independents proscribed thereunder. In addition, Messrs. Dennis, Herdman and Miles are considered "Financial Experts" pursuant to the Act and the NYSE listing standards. For further information concerning each of the foregoing members' qualifications as "Financial Experts", see "Who are the current Board members, what Board Committees do they serve on and what are their backgrounds and qualifications?" above.

     The Audit Committtee is responsible for, among other things, the appointment, compensation, retention and oversight of the Company's independent auditor; reviewing with the independent auditor the scope of the audit plan and audit fees; and reviewing the Company's financial statements and related disclosures. The Committee meets separately with senior management of the Company, the Company's General Counsel and its independent auditor on a regular basis. For additional information on the Committee's role and its oversight of the independent auditor during 2003, see "Report of the Audit Committee". There were nine meetings of the Audit Committee during fiscal 2003.

The Nominating and Governance Committee

     The current members of the Nominating and Governance Committee are Messrs. Holt (Chairman), Dennis and Greenberg and Ms. Hummer. Each member of the
Nominating and Governance Committee meets the independence requirements of the Exchange. The Nominating and Governance Committee is responsible for overseeing

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the development and  implemenation of the Company's  policies and practices with regard to corporate governance. The Nominating and Governance Committee is charged with recommending possible qualified candidates to the Board for election as directors of the Company and to recommend a slate of directors that the Board proposes for election by shareholders at the annual meeting. The
Committee   will  also   consider,   at   meetings  of  the   Committee,   those
recommendations by shareholders which are submitted, along with biographical and business experience information, to the Company at its principal executive office. There were two informal meetings of the Committee in 2003.

The Compensation Committee

     The current members of the Compensation Committee are Messrs. Greenberg (Chairman), Dennis and Smith. Each member of the Compensation Committee meets the independent requirements of the Exchange. The Committee reviews, at the behest of the Board, compensation strategy and structure for key senior executives. The Committee also reviews and approves the Company's plans and policies and generally oversees the Company's incentive compensation and equity based plans. The Committee administers the Company's Amended Stock Incentive Plan, and is authorized to approve, and may negotiate, employment arrangements with key executives of the Company and its subsidiaries. There were six meetings of the Compensation Committee in 2003.

     The Board may from time to time, establish or maintain additional committees as necessary or appropriate.

How often did the Board meet during 2003?

     The Board of Directors met five times during 2003. Each director attended more than 75% of the total number of meetings of the Board and Committees on which he or she served. The Board also meets in non-management executive sessions and has selected Mr. Holt as presiding director for the non-management executive sessions.

How are directors compensated?

     Cash Compensation: Directors of the Company who are not officers received $3,750 per meeting attended for their services as directors and $1,875 per meeting attended for their services as committee members. During 2003, Messrs. Dennis, Greenberg, Herdman, Holt, Lerman, Miles, Smith, Suleman and Ms. Hummer received $46,875, $30,000, $7,500, $18,750, $35,625, $30,000, $31,875, $18,750
and $31,875, respectively, in Board and Board Committee fees. Mr. Karmazin has elected not to receive cash compensation for his services as a director.

     Options: Directors of the Company who are not officers receive a mandatory grant of stock options to acquire 10,000 shares of Common Stock each year. Each grant is made on the date of the Company's annual shareholder meeting or on the date they are appointed to the Board of Directors. Mr. Karmazin has elected not to receive mandatory grants of stock options normally provided to non-officer directors.

Does the Company have a Code of Ethics?

     Yes. The Company has a Code of Ethics that is applicable to all employees, officers and directors of the Company. In addition to its Code of Ethics, the Company has a Supplemental Code of Ethics for its Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and Executive Vice President-Finance. Both the Code of Ethics and the Supplemental Code of Ethics are available on the Company's website (www.westwoodone.com).

Stockholder Communications with Directors

     The Board has established a process to receive communications from stockholders by mail. Stockholders may contact any of the non-management directors as a group, any Board committee or any chair of any such committee. To communicate with the Board of Directors, any individual directors or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent to Westwood One, Inc., c/o Non-management Directors, 40 West 57th Street, New York, NY 10019.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Messrs. Karmazin, Hollander and Coppola are officers or employees of Infinity, which beneficially owns 16.5% of the Common Stock of the Company. Infinity manages the business and operations of the Company pursuant to the terms of a Management Agreement ("Management Agreement" or the "Agreement"), by providing to the Company the services of a chief executive officer and a chief financial officer. The Agreement was entered into in March 1999 and was subsequently amended to, among other things, extend the Agreement until March 31, 2009. Pursuant to the Management Agreement, the Company is obligated to pay to Infinity an annual base fee subject to an annual increase by a percentage amount equal to the increase based on a specified consumer price index. The fee paid to Infinity in 2003 aggregated $2,793,000. Effective April 1, 2004, the Company will be obligated to pay to Infinity an annual base fee in the amount of $3,000,000 subject to an annual increase for each year thereafter by a percentage amount equal to the increase in a specified price index for the prior year.

     In addition, the Company pays to Infinity incentive bonus compensation in an amount equal to 10% of the amount by which the Company's operating cash flow exceeds a target amount for the applicable year, subject to certain adjustments. The Company must also reimburse Infinity for certain out-of-pocket expenses incurred by Infinity in performing the services contemplated by the Management Agreement consistent with past practice. Infinity did not earn an incentive bonus in fiscal 2003. As additional compensation to Infinity under the Management Agreement, Infinity was granted seven warrants to purchase an aggregate 4,500,000 shares of the Company's Common Stock (comprised of two warrants to purchase 1,000,000 Common shares per warrant and five warrants to purchase 500,000 Common shares per warrant). Of the seven warrants issued, the two one million share warrants have an exercise price of $43.11 and $48.36, respectively, and become exercisable if the average price of the Company's Common Stock reaches a price of $64.67 and $77.38, respectively, for at least 20 out of 30 consecutive trading days for any period throughout the ten year term of the warrants.

     The exercise prices for the five remaining warrants is equal to $38.87, $44.70, $51.40, $59.11 and $67.98, respectively. These warrants each have a term of 10 years and become exercisable on January 2, 2005, 2006, 2007, 2008, and 2009, respectively, subject to a trading price condition. The trading price condition specifies the average price of the Company's Common Stock for each of the 15 trading days prior to January 2 of the applicable year (commencing on January 2, 2005 with respect to the first 500,000 warrant tranche and each January 2 thereafter for each of the remaining four warrants) must be at least equal to both the exercise price of the warrant and 120% of the corresponding prior year 15 day trading average. In the case of the $38.87 warrants, the Company's average stock price for the 15 trading days prior to January 2, 2005 must equal or exceed $40.56 for the warrants to become exercisable.

     The Company and Infinity have also entered into a registration rights agreement with respect to the shares of Common Stock issuable upon exercise of the warrants pursuant to which the Company granted to Infinity specified demand and registration rights.

     The Management Agreement provides that all transactions (other than the Management Agreement and Representation Agreement to operate the CBS Radio Networks which were ratified by the Company's shareholders) between the Company and Infinity or its affiliates will be on a basis that is at least as favorable to the Company as if the transaction were entered into with an independent third party. In addition, subject to specified exceptions, all agreements between the Company and Infinity or any of its affiliates must be approved by the Board of Directors.

     The Company has a Representation Agreement with Infinity to operate the CBS Radio Networks until March 31, 2009. The Company retains all revenue and is responsible for all expenses of the CBS Radio Networks. In addition, a number of Infinity's radio stations are affiliated with the Company's radio networks and the Company purchases several programs from Infinity. During 2003, the Company incurred expenses aggregating approximately $80,659,000 under the Representation Agreement and for Infinity affiliations and programs.

     Mr. Suleman has been Chairman of Board and Chief Executive Officer of Citadel since April 2002. Many of the radio stations owned by Citadel have been broadcast programming produced by the Company both before and after Mr. Suleman became an officer of Citadel. During 2003, the Company paid Citadel owned stations approximately $1,649,000 pursuant to the terms of the stations affiliation agreements with the Company. In addition, the Company paid $400,000 to Aviation 1 LLC, a company owned by Forstmann Little, for use of a private jet.

     Mr. Lerman has been a member of the Washington, D.C. law firm of Leventhal, Senter and Lerman, PLLC since 1986. From time to time, the Company engages Leventhal, Senter and Lerman, PLLC in certain matters. The fees associated with those engagements aggregated approximately $20,000 in 2003. In addition, Leventhal, Senter and Lerman PLLC provides services to Infinity and Mr. Lerman serves as Infinity's General Counsel.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and more than ten percent shareholders are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from its directors and executive officers, the Company believes that during 2003 its executive officers, directors and more than ten percent beneficial owners complied with all SEC filing requirements applicable to them, with the exception of Mr. Pattiz who inadvertently failed to timely file two reports (one disclosing a stock option grant and the second which transferred stock owned to a charitable trust) and Mr. Kosann who failed to timely file two reports (one disclosing his ownership upon becoming an executive officer and the second reporting a stock option grant). These transactions on behalf of the aforementioned have subsequently been reported.

Report of  the Audit Committee

     The Audit Committee operates pursuant to its Charter, which was revised and approved by the Board of Directors is available on the Company's website (www.westwoodone.com) The Charter, which complies with applicable SEC regulations, and New York Stock Exchange rules, addresses five broad areas of responsibility of the Committee:

     1) Reviewing and discussing the preparation of quarterly and annual financial reports with the Company's management and its independent auditors;
     2) Supervising the relationship between the Company and its independent accountants, including discussing the matters required by SAS 61 (Codification of Standards on Auditing Standards) with its independent auditors, evaluating the independence of the auditors in accordance with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and recommending their appointment or removal, reviewing the scope of their audit and non-audit services and related fees;
     3) Overseeing management's implementation of effective systems of internal controls;
     4)   Reviewing and approving the internal  corporate audit staff functions;
          and
     5) Reviewing and investigating any matters pertaining to the integrity of management, including conflicts of interest, or adherence to standards of business conduct.

     The Committee or its Chairman has reviewed and discussed, with both management and its independent auditors all financial statements prior to their filing with the SEC. Management advised the Committee in each case that all financial statements were prepared in accordance with generally accepted accounting principles, and reviewed significant issues with the Committee. The Committee also held discussions with the Company's independent auditors concerning the matters required to be discussed by SAS 61.

     The Committee appointed PricewaterhouseCoopers LLP ("PWC") as our independent auditors for the year ended December 31, 2003 and reviewed with the Company's financial managers, the independent auditors, and the director of internal audit, their overall audit scopes and plans.

     The Committee also discussed with PWC their independence and received from PWC the written disclosures and the letter from PWC required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. In addition, the Committee pre-approved PWC'S audit and audit related fees and has determined that the provision of non-audit services by PWC is compatible with maintaining their independence.

     The Committee also has discussed with the Company's independent auditors, with and without management present, their recommendations regarding the Company's internal accounting controls and the overall quality of the Company's financial reporting and disclosures.

     The Committee frequently met in private session separately with the senior members of the Company, the Company's director of internal audit, the Company's General Counsel and the Company's independent auditors. Based on its reviews and discussions referred to above, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 with the Securities Exchange Commission. The Committee also recommended to the Board of Directors the approval selection of the Company's independent auditors for the year ending December 31, 2004.

Fees to Independent Auditors

     The following table presents fees for professional services rendered by PricewaterhouseCoopers LLP ("PWC") for the audit of the Company's financial statements for fiscal 2003 and 2002 as well as fees billed for audit-related services, tax services and all other services rendered by PWC for 2003 and 2002.

      (in thousands)                               2003           2002
                                                   ----           ----
      (1)  Audit fees                              $391           $288
      (2)  Audit-related fees (a)                   225            118
      (3)  Tax service fees                          -              -
      (4)  All other services                        -              -

     (a) Such services included employee benefit plan audits, audits required by state municipilaties, internal control reviews and consultations regarding financial accounting and reporting standards.

     As discussed above, all audit-related services were approved by the Audit Committee, which concluded that the provision of such services by PWC did not impair that firm's independence in the conduct of the audit.

Audit Committee Pre-Approval Policies and Procedures

     All audit and non-audit services provided to the Company by PWC in 2003 were pre-approved by the Audit Committee. Under the Company's pre-approval policies and procedures, the Chair of the Audit Committee is authorized to pre-approve the engagement of PWC to provide certain specified audit and non-audit services, and the engagement of any accounting firm to provide certain specified audit services.

                             EXECUTIVE COMPENSATION

Report of the Compensation Committee

     What are the duties and responsibilities of the Compensation Committee in establishing compensation?

     The Compensation Committee has the following responsibilities pursuant to its Charter (a copy of which is available on the Company's website at www.westwoodone.com):

     -- Establish, oversee and recommend to the Board the implementation of overall compensation policies for Senior Executive Officers as well as for compensation provided to officers pursuant to the Management Agreement and the Chairman of the Board.
     -- Review and approve corporate goals and objectives relative to the compensation of Senior Executive Officers.
     -- Review the results of and procedures for the evaluation of other executive officers by the Chief Executive Officer.
     -- At the direction of the Board, establish compensation for the Company's non-employee directors.
     -- Oversee the administration of all qualified and non-qualified employee compensation and benefit plans, including stock incentive plans.

     Each of the members of the Compensation Committee are independent with the meaning of the Company's Corporate Governance Guidelines and the listing standards of the New York Stock Exchange.

     In carrying out its responsibilities, the Committee is authorized to engage outside advisors to consult with the Committee as it deems appropriate.

What are the objectives of the Company's executive compensation policy?

     The objective of the Company's executive compensation policy is to attract, retain and motivate management in a manner that is in the best interests of its shareholders. To meet that objective, compensation for Senior Executive Officers and other management is comprised of three components: a base salary, an annual incentive bonus, and periodic grants of stock-based compensation (non-qualified stock options). The Committee believes the granting of stock options more closely aligns the interest of executives and management to the interests of its shareholders.

     Tax Deductibility Under Section 162(M). Current U.S. tax law has a $1,000,000 annual tax deduction limit on compensation the Company pays to the Chief Executive Officer and the four other most highly compensated executive officers. The limit does not apply to "performance-based" compensation (as defined under the Code and related regulations). In general, compensation is performance-based only if payment is contingent upon attainment of pre-established objective performance goals that are set by the Committee. The Committee may use its discretion to set actual compensation below the maximum amount calculated by application of the Company performance criteria.The Committee's general policy is to structure compensation programs that allow the Company to fully deduct the compensation under Section 162(M) requirements. The Committee also believes that the Company needs flexibility to meet its incentive and retention objectives, even if the Company may not deduct all of the compensation.

How is the compensation of the Company's Chief Executive Officer determined?

     The services of the Company's Chief Executive Officer ("CEO") are provided by Infinity pursuant to the terms of the Management Agreement, which was approved by the Company's shareholders. In consultation with the Committee, determines the base salary and incentive bonus payable to the CEO. Additionally, the Committee alone determines the size and frequency of any stock-based compensation provided to the CEO. In making that determination, the Committee considered past practices, experience and the Company's overall financial performance.

How were the base salaries, bonuses and levels of stock option grants determined for the Chairman of the Board and executive officers?

Compensation for the Chairman of the Board

     Mr. Pattiz, in his role as Chairman of the Board of Westwood, has continued to emphasize the Company's values and has helped assist the Company in its endeavors throughout 2003. The Board is pleased with Mr. Pattiz' leadership and as a result desired to renew his agreement with the Company. The Committee retained an outside independent executive compensation consultant to conduct a review of similarly situated Chairman. Accordingly, the Compensation Committee together with the full Board extended Mr. Pattiz' existing contract for an additional five (5) years commencing December 1, 2003. Mr. Pattiz' base salary will be $400,000 per annum. In addition Mr. Pattiz will be entitled to a grant of 50,000 stock options per year under the Company's stock option plan.

Compensation Philosophy

     Executive officers receive annual compensation, (excluding employee benefits), which is comprised of base salary and incentive compensation. Incentive compensation consists of a cash bonus and equity based awards (stock options). In awarding compensation, we consider the financial results of the Company and individual managerial performance as well as an individual's performance in achieving strategic business objectives. We believe the compensation of our executives is sufficient to motivate our executives to enable the Company to be competitive to both attract and retain executives, which we believe is critical to the Company's long term success and the creation of shareholder value.

     In determining base salary, we consider an individual's performance, experience and responsibilities. Base salary creates a secure base of cash compensation, which is competitive in the industry. With regard to individual performance, we rely to a large extent on the Chief Executive Officer's evaluation of individual executive officers performance. Incentive compensation, consisting of both cash incentives and long-term incentives (equity), reflects overall Company performance and operating group performance, where appropriate. Long term incentives in the form of stock options, vest over a period of five years. We believe that equity based compensation, the value of which depends on the Company's future performance and stock price, provides a continuous incentive to the Executive and aligns their interests to our shareholders.

Summary

     We believe that attracting and retaining talented and motivated executives and employees is important in creating shareholder value. We will continue to evaluate and update our compensation programs and policies to assure that they enable the Company to be competitive and retain the best talent. It is our intention to reward its employees and keep them performance driven as well as foster their equity ownership. We believe our 2003 program met those objectives.

The Compensation Committee

Gerald Greenberg,  Chairman of the Compensation Committee
David L. Dennis
Joseph B. Smith

Compensation Committee Interlocks and Insider Participation

     As stated above, the Company's Compensation Committee is comprised solely of independent outside directors. The Compensation Committee consists of Mr. Greenberg, Mr. Dennis and Mr. Smith. The Company has no interlocking relationships or other transactions involving any of our Compensation Committee members that are required to be reported pursuant to applicable Securities and Exchange Commission rules.

                               EXECUTIVE OFFICERS

     Disclosure regarding compensation is provided for each of the executive officers of the Company (collectively, the "Named Executive Officers") who served as executive officers at the end of or during the fiscal year ended December 31, 2003:

     Norman J. Pattiz............  The Company's Chairman of the Board at
                                   December 31, 2003.

     Joel Hollander..............  The Company's Chief Executive Officer and
                                   President from January 1, 2003 to June, 2003.

     Shane Coppola...............  The Company's Chief Executive Officer and
                                   President at December 31, 2003.

     Charles I. Bortnick.........  The Company's Chief Operating Officer at
                                   December 31, 2003.

     Jacques Tortoroli...........  The Company's Executive Vice President and
                                   Chief Financial Officer at December 31, 2003.

     Andrew Zaref................  The Company's Executive Vice President and
                                   Chief Financial Officer effective
                                   January 8, 2004.

     Peter Kosann................  The Company's President, Sales at
                                   December 31, 2003.

     The professional background of the Executive Officers who are not also directors of the Company follows:

Charles I. Bortnick

     Charles I. Bortnick (age 49) has been Chief Operating Officer at Westwood One since August 2002. From September 1999 to July 2002, Bortnick served as Chief Operating Officer/President of Westwood's Metro Networks/Shadow Broadcasting Services. From 1996 until the Westwood One/Metro Networks merger in September 1999, Bortnick served as President of Metro Networks. Mr. Bortnick is a board member of the Radio Advertising Bureau and the March of Dimes AIR Awards.

Jacques Tortoroli

     Jacques Tortoroli (age 46), as a result of the Infinity Management Agreement, was Chief Financial Officer ("CFO") of Westwood One until January 2004. Mr. Tortoroli is also the CFO of Infinity Broadcasting Corporation. Prior to his appointment as CFO in July 2002, Tortoroli served as CFO of the e-Services consultancy Scient, Inc. from December 2001 to June 2002. Tortoroli was with Young and Rubicam, Inc. where he served as CFO of Y&R Advertising, Senior Vice President - Finance and Chief Accounting Officer, and CFO of Young & Rubicam, Inc. from April 1998 to October 2001. Previously, Tortoroli spent 12 years with PepsiCo, Inc. including financial roles in PepsiCo, Inc. and Pepsi-Cola International. He served multi-year assignments in the Company's London and Rome based operations and served as Vice President and Controller of Pepsi-Cola International. Mr. Tortoroli is a director of Ibiquity and a member of the Board of Trustees of St. Thomas Acquinas College; the RDG Group; and the Advertising Education Foundation. He is a CPA licensed in New York State.

Andrew Zaref

     Andrew Zaref (age 38) serves as the Chief Financial Officer of the Company and is responsible for the Company's financial affairs and shareholder relations activities. Prior to joining the Company in January 2004, Mr. Zaref served as an Audit Partner in the Information, Communications, and Entertainment practice of KPMG LLP. While at KPMG, Mr. Zaref played a key role in advising numerous high profile media and technology clients. Mr. Zaref is a CPA licensed in New York State.

Peter Kosann

     Peter Kosann (age 34) has been President, Sales at Westwood One since May 2003. Mr. Kosann was the Company's Executive Vice President - Network Advertising Sales from January 2001 to May 2003; Senior Vice President - Affiliate Sales and New Media from December 1999 to January 2001 and Vice President Affiliate Sales from May 1999 to December 1999. Mr. Kosann was employed by Bloomberg Financial Markets from November 1992 to May 1999 in several media sales and business development capacities.

Employment Agreements

     The Company has a written employment agreement with Mr. Pattiz, effective October 27, 2003, pursuant to which Mr. Pattiz is to serve as Chairman of the Board of the Company for a five-year term ending November 30, 2008 at an annual salary of $400,000. The agreement also provides that Mr. Pattiz will receive an annual stock option grant to acquire 50,000 shares on December 1 of each contract year and provides additional benefits which are standard for executives in the industry. The agreement generally will be terminable by Mr. Pattiz upon ninety days' written notice to the Company; it will be terminable by the Company only in the event of death, permanent and total disability, or for "cause." In the event of permanent and total disability, Mr. Pattiz will receive his base salary for the following twelve months and 75% of his base salary for the remainder of the term of the agreement. In the event of a "change of control," as defined in the agreement, any unvested options granted pursuant to this agreement will become immediately exercisable and Mr. Pattiz will continue to receive any base compensation he would have otherwise been entitled to receive for the remaining term of the agreement. In addition, Mr. Pattiz has full "piggy back registration rights" and limited demand registration rights with respect to any and all of the Common Stock owned by Mr. Pattiz.

     The Company has a written employment agreement with Mr. Bortnick through December 31, 2004, pursuant to which Mr. Bortnick is to serve as the Company's Chief Operating Officer. Mr. Bortnick's agreement provides for an annual salary of $450,000 and a bonus potential of $325,000 in 2004. In addition, the agreement provides additional benefits which are standard for executives in the industry, including participation in the Company's stock option plan. If the agreement is not renewed, Mr. Bortnick is entitled to a payment equivalent to ninety days' base pay. The agreement generally will be terminable by Mr. Bortnick upon ninety days' written notice to the Company; it will be terminable by the Company only in the event of death, permanent and total disability, or for "cause".

     The Company has a written employment agreement with Mr. Zaref effective January 1, 2004, pursuant to which Mr. Zaref is to serve as the Chief Financial Officer for a three-year term ending December 31, 2006 at an initial annual salary of $350,000. Mr. Zaref's salary increases 7% each January 1 during the contract term. In addition to his salary Mr. Zaref is eligible for a potential initial annual bonus of $150,000 and stock option grants as determined by the Compensation Committee of the Board of Directors. In addition, the Agreement provides additional benefits standard for executives in the industry. The
Agreement is terminable by the Company in the event of death, permanent and total disability or for "cause".

     The Company has a written employment agreement with Mr. Kosann, effective May 1, 2003, pursuant to which Mr. Kosann is to serve as the President of Sales for a three-year term ending April 30, 2006 at an initial annual salary of $425,000. Mr. Kosann's annual salary increases 3% each January 1 during the contract term. In addition to his salary, Mr. Kosann is eligible for a potential annual bonus of $575,000 and stock option grants, as determined by the Compensation Committee of the Board of Directors. In addition, the agreement provides additional benefits which are standard for executives in the industry. The agreement generally will be terminable by the Company only in the event of death, permanent and total disability, or for "cause".

                      EXECUTIVE COMPENSATION SUMMARY TABLE

     The following table sets forth the compensation received by the Named Executive Officers for the years ending December 31, 2003, 2002 and 2001.


                                                                 Annual Compensation
                               -----------------------------------------------------------------------------------------
                                                                                         Long-Term
                                                                                       Compensation
                                                                                        Securities
Name and                        Fiscal                               Other Annual       Underlying        All Other
Principal Position               Year    Salary ($)    Bonus ($)    Compensation ($)      Options (#)   Compensation ($)
                                                                         (1)
------------------              ------   ---------     ---------    ----------------   --------------   ----------------

Norman J. Pattiz                2003     $492,000        --               --               50,000             --
  Chairman of the Board         2002      500,000        --               --                 --               --
                                2001      500,000        --               --               20,000             --

Joel Hollander (2)              2003        --           --               --              250,000             --
  Chief Executive Officer       2002        --           --               --              250,000             --
  and President                 2001        --           --               --              100,000             --

Shane Coppola (2)               2003        --           --               --              250,000             --
  Chief Executive Officer
  and President

Charles I. Bortnick (3)         2003      425,000        --               --               75,000           $3,000 (6)
   Chief Operating Officer      2002      420,000     $150,000         $70,000             50,000            2,569 (6)

Jacques Tortoroli (2 and 4)     2003        --           --               --                 --               --
   Chief Financial Officer      2002        --           --               --               50,000             --

Peter Kosann (5)                2003      399,000       60,000             --              75,000            3,000 (6)
    President, Sales

---------------------------------

(1) This column includes the aggregate cost to the Company (if such amount exceeded the lesser of $50,000 or 10% of such officer's salary and bonus) of providing various prerequisites and other personal benefits.
(2) Mr. Hollander assumed his position effective October 8, 1998, pursuant to the terms of the Management Agreement between the Company and Infinity. Mr. Coppola assumed this position effective May 14, 2003 pursuant to the terms of the Management Agreement. Messrs. Hollander and Tortoroli did not receive any cash compensation from the Company. Mr. Coppola does not receive any cash compensation from the Company for serving as its Chief Executive Officer and President. Mr. Coppola received $4,500 in 2003 for consulting services. All compensation under the Management Agreement is paid to Infinity. Mr. Hollander was granted 100,000 options to purchase Common Stock in 2001 and 250,000 options in 2002 and 2003. Mr. Coppola was granted 250,000 options in 2003 and Mr. Tortoroli was granted 50,000 options in 2002.
(3)  Appointed Chief Operating Officer of the Company in July, 2002.
(4) Appointed Executive Vice President and Chief Financial Officer of the Company in July, 2002 and was replaced by Andrew Zaref in January 2004.
(5)  Appointed President, Sales in May 2003.
(6) All other Compensation consisted of Company contributions to the employee Savings and Profit-Sharing Plan.

     The following two tables provide information on stock option grants made to the Named Executive Officers in 2003, options exercised during 2003 and options outstanding on December 31, 2003.

                                               OPTION GRANTS IN FISCAL YEAR 2003

                                                       Individual Grants
                     ---------------------------------------------------------------------------------------------------------
                                                                                              Potential Realizable Value at
                        Number of              % of Total                                     Assumed Annual Rates of Stock
                        Securities           Options Granted     Exercise or                Price Appreciation for Option Term
                     Underlying Options      to Employees in      Base Price   Expiration   ----------------------------------
     Name                Granted (#          Fiscal Year (4)      ($/Share)       Date              5% ($)          10% ($)
     ----            ------------------      ---------------     -----------   ----------   ----------------------------------

Norman Pattiz            50,000                   3.4%             $30.99       12/01/13        $  976,185     $  2,463,705
Shane Coppola            50,000 (1)              16.9%             $33.41        5/19/13         5,262,075       13,280,475
Joel Hollander          250,000 (2)              16.9%             $32.90        3/25/13         5,181,750       13,077,750
Chuck Bortnick           75,000                   5.1%             $30.19        9/30/13         1,426,478        3,600,158
Peter Kosann             75,000                   5.1%             $30.19        9/30/13         1,426,478        3,600,158


(1) These options were granted under the 1999 Plan on May 19, 2003 and become exercisable 20% per year on each anniversary date between 2004 and 2008.
(2) These options were granted under the 1999 Plan on March 25, 2003 and become exercisable 20% per year on each anniversary date between 2004 and 2008.
(3) These options were granted under the 1999 Plan on September 30, 2003 and become exercisable 20% per year on each anniversary date between 2004 and 2008.
(4) Percentage calculations exclude the impact of a mandatory grant of 80,000 options at $33.30 per share on May 28, 2003 and 10,000 options at $30.59 per share on October 1, 2003 to outside directors (10,000 each to Messrs. Dennis, Greenberg, Herdman, Holt, Lerman, Miles, Smith and Suleman and Ms. Hummer) which in accordance with the terms of the 1999 Plan, become exercisable 20% per year on each May 28 or October 1 between 2004 and 2008.


                                              AGGREGATED OPTION EXERCISES IN FISCAL 2003
                                                 AND FISCAL YEAR END OPTION VALUES

                                                                  Number of Securities
                                                                      Underlying                  Value of Unexercised,
                                                                   Unexercised Options             In-the-Money Options
                              Shares                              at Fiscal Year End (#)        at Fiscal Year End ($) (1)
                             Acquired             Value           ----------------------        --------------------------
   Name                    on Exercise (#)      Realized ($)   Exercisable    Unexercisable    Exercisable    Unexercisable
   ----                    ---------------      ------------   -----------    -------------    -----------    -------------
Norman J. Pattiz              300,000            $5,545,040      312,000          50,000       $6,289,200      $  161,000

Shane Coppola                    --                  --          120,000         355,000        1,499,700       1,541,750

Joel Hollander                   --                  --          310,000         530,000        6,062,000       1,391,500

Charles I. Bortnick              --                  --          130,000         220,000        1,499,700       1,643,250

Peter Kosann                   21,000             364,760         61,000         173,000          321,500         826,200

Jacques Tortoroli                --                  --           10,000          40,000             --              --
-----------------------------


(1) On December 31, 2003, the closing per share price for the Company's Common Stock on the New York Stock Exchange was $34.21.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

     The performance graph below compares the performance of the Company's Common Stock to the Dow Jones Equity Market Index and the Dow Jones Media Industry Index for the Company's last five and ten calendar years. The graph assumes that $100 was invested in the Company's Common Stock and each index on December 31, 1998 and December 31, 1993.

     The following tables set forth the closing price of the Company's Common Stock at the end of each of the last five and ten calendar years.

                  FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN

CUMULATIVE TOTAL RETURN

  Base Year                              1998       1999      2000       2001       2002        2003
                                         ----       ----      ----       ----       ----        ----
  Westwood One                           $100       $249      $127       $197       $245        $224
  DJ Equity Market                       $100       $123      $111       $98        $76         $100
  DJ Media Industry                      $100       $159      $113       $104       $71         $93
  Westwood One Closing Stock Price       $15.25     $38.00    $19.31     $30.05     $37.36      $34.21

                  TEN-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN

CUMULATIVE TOTAL RETURN

Base Year                1993     1994    1995     1996    1997       1998      1999      2000      2001      2002      2003
                         ----     ----    ----     ----    ----       ----      ----      ----      ----      ----      ----
Westwood One             $100     $116    $169     $199    $443       $364      $907      $461      $718      $892      $817
DJ Equity Market         $100     $100    $137     $167    $220       $275      $338      $306      $270      $210      $275
DJ Media Industry        $100     $99     $127     $144    $225       $290      $461      $325      $299      $205      $269
Westwood One Closing
  Stock Price            $4.19    $4.88   $7.06    $8.31   $18.56     $15.25    $38.00    $19.31    $30.05    $37.36    $34.21

                       PROPOSAL 1 - ELECTION OF DIRECTORS

     At the annual meeting, holders of Common Stock, voting alone, will elect the independent Class I directors and holders of Common Stock and Class B Stock, voting together, will elect the other Class I directors, for three-year terms, until their successors are elected and qualified. The Board of Directors has nominated Norman J. Pattiz, Mel Karmazin, Joseph B. Smith (independent director), Dennis F. Holt (independent director), and Shane Coppola to serve three-year terms ending in 2007. All nominees currently serve as Class I directors of the Company. Unless otherwise indicated on any proxy, the persons named as proxy voters on the enclosed proxy card intend to vote the stock represented by each proxy to elect these nominees. The nominees are willing to serve as directors, but should any or all refuse to or be unable to serve, the named proxy holders will vote for one or more other persons nominated by the Board of Directors.

     The election of Messrs. Pattiz, Karmazin, Smith, Holt and Coppola will require the affirmative vote of a majority of the votes entitled to be cast and represented in person or by proxy at the meeting. With respect to the election of Mssrs. Pattiz, Karmazin and Coppola, the Common Stock and the Class B Stock vote together as a class. With respect to the election of Mr. Smith and Mr. Holt, the Common Stock votes separately as a class and the Class B Stock is not entitled to vote.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF NORMAN J. PATTIZ, MEL KARMAZIN, JOSEPH B. SMITH, DENNIS F. HOLT AND SHANE COPPOLA AS CLASS I DIRECTORS.

                PROPOSAL 2 - SELECTION OF INDEPENDENT ACCOUNTANTS

     Action will be taken at the annual meeting to ratify the selection of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending December 31, 2004. PricewaterhouseCoopers LLP has been the independent accountants of the Company since 1984. The Company knows of no direct or material indirect financial interest of PricewaterhouseCoopers LLP in the Company or of any connection of that firm with the Company in the capacity of promoter, underwriter, voting trustee, officer or employee.

Representation of Independent Accountants at Annual Meeting

     A representative of PricewaterhouseCoopers LLP will be present at the annual meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     The affirmative vote of a majority of the Common Stock and Class B Stock, voting together as a single class, represented in person or by proxy at the annual meeting is required to ratify the selection of PricewaterhouseCoopers LLP.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP.

                                  OTHER MATTERS

     The Board of Directors does not intend to bring other matters before the meeting except items required to conduct the meeting. In addition, the Company has not received notice from any shareholder of an intent to present a proposal at the meeting. On any matter properly brought before the meeting by the Board or by others, the persons named as proxies in the accompanying proxy, or their substitutes will vote in accordance with their best judgment.

                                  SOLICITATION

     The cost of preparing, assembling, printing and mailing this proxy statement and the accompanying proxy card will be borne by the Company. The Company has requested banks and brokers to solicit their customers who are beneficial owners of Common Stock listed of record in the names of the banks and brokers, and will reimburse these banks and brokers for the reasonable out-of-pocket expenses of their solicitations. The original solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers and other regular employees of the Company, but no additional compensation will be paid on account of these additional activities. MacKenzie Partners may solicit proxies by mail, telephone, telegraph and personal solicitation, and will request banks, brokers and other nominees, fiduciaries and custodians nominally holding shares of Common Stock of record to forward proxy soliciting material to the beneficial owners of such shares. For these services, the Company will pay MacKenzie Partners a fee estimated not to exceed $3,500, plus reimbursement for expenses.

                         SHAREHOLDER PROPOSALS FOR 2004

     Under the rules of the Securities and Exchange Commission, any shareholder proposal intended for inclusion in the proxy material for the Annual Meeting of Shareholders to be held in 2005 must be received by the Company by December 31, 2004 to be eligible for inclusion in such proxy material. Proposals should be addressed to Gary J. Yusko, Secretary, Westwood One, Inc., 40 West 57th Street, 5th Floor, New York, NY 10019. Proposals must comply with the proxy rules of the Securities and Exchange Commission relating to shareholder proposals in order to be included in the proxy materials. Additionally, the Company's proxy holders for the Company's 2005 Annual Meeting of Shareholders will have discretionary authority to vote on any shareholder proposal that is presented at such annual meeting but that is not included in the Company's proxy materials, unless notice of such proposal is received by the Secretary of the Company on or before March 30, 2005.


                                              By Order of the Board of Directors



                                              /S/ Gary J. Yusko
                                              ----------------------------------
                                              Gary J. Yusko
                                              Secretary


New York, New York
April 14, 2004

                                     PROXY

                               WESTWOOD ONE, INC.

    Proxy for 2004 Annual Meeting of Shareholders for Holders of Common Stock
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                               WESTWOOD ONE, INC.

     The undersigned shareholder of Westwood One, Inc., a Delaware corporation (the "Company"), hereby appoints Gary J. Yusko and Tina Haut as the undersigned's proxies, each with full power of substitution to attend and act for the undersigned at the Annual Meeting of Shareholders of the Company to be held on May 13, 2004 at 10:00 a.m., Pacific Time, in The Napa Room of the St. Regis Hotel, 2055 Avenue of the Stars, Los Angeles, California 90067 and any adjournments thereof, and to represent and vote as designated on the reverse side all of the shares of Common Stock of the Company that the undersigned would be entitled to vote.

         The proxies, and each of them, shall have all the powers that the undersigned would have if acting in person. The undersigned hereby revokes any other proxy to vote at the Annual Meeting and hereby ratifies and confirms all that the proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation of this proxy, the proxies are authorized to vote in accordance with their best judgments.

SEE REVERSE         CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SEE REVERSE
-----------                                                         -----------
  SIDE                                                                SIDE

          X       Please mark votes as in this example.
        -----

The proxies present at the Annual Meeting, either in person or by substitute (or if only one shall be present and act, then that one), shall vote the shares represented by this proxy in the manner indicated below by the shareholder. IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED ON THIS PROXY, IT WILL BE VOTED FOR ITEMS 1 and 2 SHOWN BELOW. The Board of Directors recommends a vote FOR all nominees in Item 1 and FOR Item 2.

1.   Election of Class I Directors.  Nominees:  (01) Norman J. Pattiz,
     (02) Mel Karmazin, (03) Joseph B. Smith, (04) Dennis F. Holt,
     (05) Shane Coppola


          -----  FOR ALL NOMINEES            -----    WITHHELD FROM ALL NOMINEES

          -----  FOR ALL NOMINEES EXCEPT AS NOTED ABOVE


2.   Ratification  of  the  selection  of  PricewaterhouseCoopers   LLP  as  the
     independent accountants of the Company for the fiscal year ending December 31, 2004.

                  FOR               AGAINST          ABSTAIN

                 -----               -----            -----



                           MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT
                                                                          -----

                           PLEASE  MARK,   SIGN,  DATE  AND  RETURN  YOUR  PROXY
                           PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED.

                           IMPORTANT: In signing this proxy, please sign your name or names on the signature line in the same way as indicated on this proxy. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such.
                           EACH JOINT OWNER MUST SIGN.

Signature:              Date:             Signature:              Date:
          -------------      -------                -------------      -------

                                      PROXY

                               WESTWOOD ONE, INC.

   Proxy for 2004 Annual Meeting of Shareholders for Holders of Class B Stock
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                               WESTWOOD ONE, INC.

     The undersigned shareholder of Westwood One, Inc., a Delaware corporation (the "Company"), hereby appoints Gary J. Yusko and Tina Haut as the undersigned's proxies, each with full power of substitution to attend and act for the undersigned at the Annual Meeting of Shareholders of the Company to be held on May 13, 2004 at 10:00 a.m., Pacific Time, in The Napa Room of the St. Regis Hotel, 2055 Avenue of the Stars, Los Angeles, California 90067 and any adjournments thereof, and to represent and vote as designated on the reverse side all of the shares of Class B Stock of the Company that the undersigned would be entitled to vote.

     The proxies, and each of them, shall have all the powers that the undersigned would have if acting in person. The undersigned hereby revokes any other proxy to vote at the Annual Meeting and hereby ratifies and confirms all that the proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation of this proxy, the proxies are authorized to vote in accordance with their best judgments.

SEE REVERSE         CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SEE REVERSE
-----------                                                         -----------
  SIDE                                                                SIDE

          X       Please mark votes as in this example.
        -----

The proxies present at the Annual Meeting, either in person or by substitute (or if only one shall be present and act, then that one), shall vote the shares represented by this proxy in the manner indicated below by the shareholder. IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED ON THIS PROXY, IT WILL BE VOTED FOR ITEMS 1 and 2 SHOWN BELOW. The Board of Directors recommends a vote
FOR nominees in Item 1 and FOR Item 2.

1.   Election of Class II Director.
     Nominees: (01) Norman J. Pattiz, (02) Mel Karmazin,
               (03) Shane Coppola


          -----  FOR ALL NOMINEES         -----    WITHHELD FROM ALL NOMINEES


2.   Ratification  of  the  selection  of  PricewaterhouseCoopers   LLP  as  the
     independent accountants of the Company for the fiscal year ending December 31, 2004.

                  FOR               AGAINST          ABSTAIN

                 -----               -----            -----


                           MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT
                                                                          -----

                           PLEASE  MARK,   SIGN,  DATE  AND  RETURN  YOUR  PROXY
                           PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED.

                           IMPORTANT: In signing this proxy, please sign your name or names on the signature line in the same ways as indicated on this proxy. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such.
                           EACH JOINT OWNER MUST SIGN.

Signature:              Date:             Signature:              Date:
          -------------      -------                -------------      -------